Exhibit 99.1

ViewRay Reports Second Quarter 2016 Financial Results

Company expects to submit MRIdian linac technology for FDA 510(k) clearance and CE Mark by end of 2016

Recent Highlights:

•	Received 3 new orders for MRIdian Systems, totaling $17.1 million; shipped one system
•	Total backlog of $100.7 million, representing 18 signed sales contracts, as of June 30, 2016
•	Extended cash runway with $15.0 million from term loan facility in May
•	Unique abilities of MRIdian to treat cancer patients were highlighted in 3 separate TV segments
•	ViewRay’s MRIdian System Receives Japanese Regulatory Approval (Shonin)

CLEVELAND, August 15, 2016 — ViewRay, Inc. (Nasdaq: VRAY) today announced financial results for the second quarter and six months ended June 30, 2016.

“We are making exciting progress, highlighted by the continued development of our MRIdian linac technology.  During site visits to assess the technology, clinicians and scientists have commented that they are particularly impressed by the sharpness of the beam and the high dose rate,” said Chris A. Raanes, President and Chief Executive Officer of ViewRay. “Recently, we presented the first technical data on the capabilities of MRIdian linac technology at the American Association of Physicists in Medicine in Washington DC. We anticipate presenting additional data on the MRIdian linac technology at the American Society for Radiation Oncology (ASTRO) annual meeting in September. We are on track with our linac development program and anticipate submitting for FDA 510(k) clearance and CE Mark in Europe by the end of the year.”

Mr. Raanes added, “We received three new orders in the second quarter, including our first order at a prestigious academic institution in Manhattan. As of June 30, 2016 our backlog exceeded $100 million, representing 18 signed sales contracts. We also shipped one MRIdian System in the quarter that we anticipate will be recognized as revenue upon completion of installation.  The unique abilities of the MRIdian System were recently highlighted in three different television segments.” These stories can be viewed on ViewRay’s website at http://www.viewray.com/in-the-news.

Financial Results

Total revenue for the fiscal quarter ended June 30, 2016 was $0.3 million, compared to $0.2 million for the same period last year. Total revenue for the six months ended June 30, 2016 was $5.8 million, compared to $0.5 million for the same period last year.

Cost of product revenue was $0.1 million for the fiscal quarter ended June 30, 2016, compared to $0.4 million for the same period last year. Total gross profit (loss) for the fiscal quarter ended June 30, 2016 was $(0.6) million, compared to $(0.7) million for the same period last year. Cost of product revenue was $6.1 million for the six months ended June 30, 2016, compared to $0.5 million for the same period last year. Total gross profit (loss) for the six months ended June 30, 2016 was $(1.6) million, compared to $(1.1) million for the same period last year.

Total operating expenses for the fiscal quarter ended June 30, 2016 were $10.2 million, compared to $10.7 million for the same period last year. Total operating expenses for the six months ended June 30, 2016 were $21.2 million, compared to $18.2 million for the same period last year.

Net loss for the second quarter ended June 30, 2016 was $(12.1) million, or $(0.32) per share, compared to $(12.2) million, or $(13.24) per share for the same period last year. Net loss for the six months ended June 30, 2016 was $(25.5) million, or $(0.67) per share, compared to $(20.6) million, or $(22.52) per share, for the same period last year.

ViewRay had total cash and cash equivalents of $9.4 million at June 30, 2016. In May 2016, ViewRay borrowed $15.0 million under its Term Loan Agreement with CRG.

Exhibit 99.1

Conference Call and Webcast

ViewRay will hold a conference call on Monday, August 15, 2016 at 4:30 p.m. ET / 1:30 p.m. PT to discuss the results. The dial-in numbers are 844-277-1426 for domestic callers and 336-525-7129 for international callers. The conference ID number is 60847362. A live webcast of the conference call will be available on the investor relations page of ViewRay’s corporate website at www.viewray.com.

After the live webcast, a replay of the webcast will remain available online on the investor relations page of ViewRay’s corporate website, www.viewray.com, for 90 days following the call. In addition, a telephonic replay of the call will be available until August 22, 2016. The replay dial-in numbers are 855-859-2056 for domestic callers and 404-537-3406 for international callers. Please use the replay pin number 60847362.

About ViewRay

ViewRay®, Inc. (Nasdaq: VRAY) designs, manufactures and markets the MRIdian® radiation therapy system. MRIdian integrates MRI technology, radiation delivery and proprietary software to locate, target and track the position and shape of soft-tissue tumors during radiation. ViewRay believes this combination of enhanced visualization and accuracy will significantly improve outcomes for patients.

The MRIdian linac is a technology under development and not available for sale or distribution in the United States. ViewRay and MRIdian are registered trademarks of ViewRay, Inc.

Forward Looking Statements:

This press release contains forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to filing for regulatory approval of ViewRay’s MRIdian linac technology in the second half of 2016, the development of ViewRay’s MRIdian linac technology, the presentation of additional data at the ASTRO annual meeting in September, the recognition as revenue of the MRIdian System shipped in the second quarter of 2016 and ViewRay’s conference call to discuss its second quarter 2016 financial results. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue ViewRay’s business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize MRIdian linac technology, competition in the industry in which ViewRay operates and overall market conditions. These forward-looking statements are made as of the date of this press release, and ViewRay assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents ViewRay files with the SEC available at www.sec.gov.

Contact:

Investor Relations:

Ajay Bansal

Chief Financial Officer

1-844-MRIdian (674-3426)

Exhibit 99.1

Media Enquiries:

Michael Saracen

Senior Director, Marketing

Phone: +1 440.703.3210, ext. 200

Email: media@viewray.com

Exhibit 99.1

VIEWRAY, INC.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Gross Orders	$17,100	$—	$28,280	$17,200
Backlog	$100,740	$71,860	$100,740	$71,860

Revenue:
Product	$—	$—	$5,240	$99
Service	299	182	515	363
Total revenue	299	182	5,755	462
Cost of revenue:
Product	139	391	6,066	545
Service	724	442	1,325	1,065
Total cost of revenue	863	833	7,391	1,610
Gross margin	(564)	(651)	(1,636)	(1,148)
Operating expenses:
Research and development	2,964	2,258	6,363	4,506
Selling and marketing	1,402	1,227	2,681	2,191
General and administrative	5,788	7,174	12,108	11,497
Total operating expenses	10,154	10,659	21,152	18,194
Loss from operations	(10,718)	(11,310)	(22,788)	(19,342)
Interest income	—	—	1	1
Interest expense	(1,377)	(839)	(2,459)	(1,323)
Other income (expense), net	(20)	(25)	(237)	35
Loss before provision for income taxes	$(12,115)	$(12,174)	$(25,483)	$(20,629)
Provision for income taxes	—	—	—	—
Net loss attributable to common stockholders	$(12,115)	$(12,174)	$(25,483)	$(20,629)
Net loss per share attributable to common stockholders, basic and diluted	$(0.32)	$(13.24)	$(0.67)	$(22.52)
Weighted-average common shares used to compute net loss per share attributable to common stockholders, basic and diluted	38,234,703	919,776	38,223,071	915,870

Exhibit 99.1

VIEWRAY, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30, 2016	December 31, 2015 (1)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,429	$20,667
Accounts receivable	1,710	830
Inventory	11,193	8,073
Deposits on purchased inventory	2,877	3,936
Deferred cost of revenue	7,545	8,782
Prepaid expenses and other current assets	1,783	1,329
Total current assets	34,537	43,617
Property and equipment, net	12,238	7,306
Restricted cash	943	943
Intangible assets, net	120	200
Other assets	31	91
TOTAL ASSETS	$47,869	$52,157
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$5,957	$4,358
Accrued liabilities	5,154	5,413
Customer deposits	11,950	12,763
Deferred revenue, current portion	8,644	5,616
Total current liabilities	31,705	28,150
Long-term debt, net	44,135	29,016
Deferred revenue, net of current portion	302	345
Other long-term liabilities	2,812	1,603
TOTAL LIABILITIES	78,954	59,114
Commitments and contingencies (Note 6)
Preferred stock, par value $0.01 per share; 10,000,000 shares authorized at June 30, 2016 (unaudited) and December 31, 2015; no shares issued and outstanding at June 30, 2016 (unaudited) and December 31, 2015	—	—
Stockholders’ deficit:
Common stock, par value of $0.01 per share; 300,000,000 shares authorized at June 30, 2016 (unaudited) and December 31, 2015; 38,362,134 and 38,204,960 shares issued and outstanding at June 30, 2016 (unaudited) and December 31, 2015	374	372
Additional paid-in capital	191,065	189,712
Accumulated deficit	(222,524)	(197,041)
TOTAL STOCKHOLDERS’ DEFICIT	(31,085)	(6,957)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$47,869	$52,157

(1) The condensed consolidated balance sheet as of December 31, 2015 was derived from audited financial statements as of that date.